EXHIBIT 10(j)

      Reimbursement Agreement between CRIIMI MAE Management, Inc.
                                 and C.R.I., Inc.






                                   CRI/CRIIMI
                             REIMBURSEMENT AGREEMENT


     THIS CRI/CRIIMI REIMBURSEMENT AGREEMENT (this "Agreement") is made effective as of 11:59 p.m. on this 30th day of June, 1995, by and between CRIIMI MAE Management, Inc., a Maryland corporation (the "Company") and C.R.I., Inc., a Delaware corporation ("CRI").

                                 R E C I T A L S

     WHEREAS, CRI, for itself and/or its affiliates, desires to avail itself of the experience, advice and assistance of employees of the Company in the performance of certain activities;

     WHEREAS, the Company desires to provide such assistance to CRI.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Services to be Rendered

          (a) The Company shall render or cause to be rendered to CRI, upon request of CRI, such services as are required by CRI and which the Company is able and willing to render, including those services listed on Exhibit A, attached hereto and made a part hereof, upon the hourly rates or predetermined fees set forth or referred to thereon or otherwise agreed to. The rates or fees to be charged by the Company are intended to allow the Company to recover only its costs and expenses, including allocable overhead, without realizing any profit and any changes in such rates or fees shall be made only to reflect increases in such costs and expenses.

     2.   Term

          The initial term of this Agreement shall commence on the date hereof and shall be for a period of one (1) year (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive one (1) year terms (each a "Term Year"), until terminated. Either party may terminate this Agreement by giving the other party at least sixty (60) days' prior written notice.

     3.   Reimbursement

          For the services rendered by the Company to CRI pursuant to this Agreement, CRI shall pay to the Company the amounts due on a monthly basis as invoiced to CRI. Such invoices shall set forth in reasonable detail the services provided, the number of hours of services rendered or fees charged, the identity of the individual(s) providing the services and such other information as CRI may reasonably request. The Company shall submit monthly invoices to CRI by the tenth day of each month and shall receive payment within fifteen (15) days after submission. The Company shall be entitled to a late payment in the amount of four percent (4%) of the amount overdue for any payment not made by CRI. The rates provided for in Exhibit A may be amended by the Company as necessary to reflect changes in actual costs, including allocable overhead, to perform the services.

     4.   Independent Contractor; Indemnification

          (a) It is expressly agreed by the parties hereto that each is at all times acting and performing hereunder as an independent contractor and not as agent for the other, and that no act of commission or omission of either party hereto shall be construed to make or render the other party its principal, agent, partner, joint venturer or associate, except to the extent specified herein.

          (b) The Company does not assume any responsibility under this Agreement other than to render the services called for under this Agreement in accordance with the terms hereof and in good faith. Adviser shall have no recourse against the Company on account of the failure of the Company to render the services as and when required hereunder.

     6.   Notices

          (a) Each notice, demand, request, consent, report, approval or communication ("Notice") which is or may be required to be given by either party to the other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telex, telegram, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served.

          (b) Notices shall be effective on the date sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed, to the addresses of the parties as set forth below:

If to the Company:                 CRI Building
                                   11200 Rockville Pike
                                   Rockville, Maryland 20852
                                   Attn.:  Cynthia O. Azzara
                                           Senior Vice President
                                           Chief Financial Officer

If to CRI:                         CRI Building
                                   11200 Rockville Pike
                                   Rockville, Maryland 20852
                                   Attn.:  Richard J. Palmer
                                           Chief Financial Officer

          (c) Each party may designate by Notice to the other in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

     6.   Entire Agreement

          This Agreement, together with the Exhibits hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreement, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     7.   Binding Effect

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons shall have or derive any right, benefit or obligation hereunder.

     8.   Headings

          The headings and titles of the various paragraphs of this Agreement are inserted merely for the purpose of conveniences, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

     9.   Governing Law; Severability

          This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Maryland. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

     10.  Counterparts

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.





                     Signatures Begin on the Following Page

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                              CRIIMI MAE MANAGEMENT, INC.



                              By:   /s/ William B. Dockser
                                    ---------------------------
                              Name: William B. Dockser
                              Its:  Chairman


                              C.R.I., INC.



                              By:   /s/ H. William Willoughby
                                    -------------------------
                              Name: H. William Willoughby
                              Its:  President

                                        Exhibit A
As requested by Adviser:

* Consulting Services with respect to ongoing litigation for CRI-affiliated entities

*    Investment of cash/cash management